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                                                                  Exhibit 99

[SOLUTIA logo]

                                                                        News


                                              SOLUTIA INC.
                                              575 Maryville Centre Drive
                                              St. Louis, Missouri 63141

                                              P.O. Box 66760
                                              St. Louis, Missouri 63166-6760

FOR IMMEDIATE RELEASE

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                                     MEDIA: Dan Jenkins (314) 674-8552
                                     INVESTORS: Tim Spihlman (314) 674-5206



                   SOLUTIA TO EXIT ACRYLIC FIBERS BUSINESS

ST. LOUIS - JANUARY 25, 2005 - Solutia Inc. (OTCBB: SOLUQ) today announced that it will exit the acrylic fibers business, pending approval by the U.S. Bankruptcy Court. The company's plant in Decatur, Ala., will continue to operate as a producer of chemical intermediates for use in nylon products, but will close its acrylic fiber operation in early-to-mid April. This action will impact approximately 250 Solutia employees and 200 contractors, most of whom work at the Decatur plant.

         "Despite the tremendous efforts of those within our acrylic business to reduce costs and improve productivity, the business has simply been unable to compete as fiber and textile manufacturing has moved outside the United States," said John Saucier, president of Solutia's Integrated Nylon platform. "In the coming weeks, we will work diligently to ensure our employees impacted by this event are treated fairly, and to support our customers as they transition to other suppliers."

         Jeffry N. Quinn, president and CEO of Solutia Inc., stated, "A key component of our reorganization strategy is to re-shape our asset portfolio so that it consists of high-potential businesses leveraged on Solutia's core competencies that can consistently deliver returns in excess of their cost of capital. Exiting the acrylic fiber business, which in recent years has been rendered unprofitable due to low-cost foreign competition, declining global demand trends and sustained high raw material prices, is our most recent step forward in implementing this strategy."

         This matter is subject to bankruptcy court approval, and is scheduled to be heard in the U.S. Bankruptcy Court for the Southern District of New York on Feb. 17.

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FORWARD LOOKING STATEMENT

         This press release contains forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) the ability of Solutia to develop, prosecute, confirm and consummate one or more Chapter 11 plans of reorganization; (ii) the potential adverse impact of the Chapter 11 filing on Solutia's operations, management and employees, and the risks associated with operating businesses under Chapter 11 protection; (iii) the ability of Solutia to comply with the terms of the DIP financing facility;
(iv) world economic conditions, competitive pressures, gain or loss of significant customers, labor relations and disruption of operations, raw material and energy costs, currency and interest rate fluctuations, success in implementing pricing actions and managing spending, operating rates, cost of debt, environmental compliance and remediation and other factors; (v) customer response to the Chapter 11 filing; and (vi) the risk factors or uncertainties listed from time to time in Solutia's filings with the Securities and Exchange Commission and with the U.S. Bankruptcy Court in connection with the Company's Chapter 11 filing. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.


CORPORATE PROFILE

         On Dec. 17, 2003, Solutia Inc., and 14 of its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. Solutia's affiliates outside the United States were not included in the Chapter 11 filing. Additional information on Solutia's Chapter 11 reorganization is available from the Company's web site, www.Solutia.com.

         Solutia (http://www.Solutia.com) uses world-class skills in applied chemistry to create value-added solutions for customers, whose products improve the lives of consumers every day. Solutia is a world leader in performance films for laminated safety glass and after-market applications; process development and scale-up services for pharmaceutical fine chemicals; specialties such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluid and an integrated family of nylon products including high-performance polymers and fibers.

Solutia ... Solutions for a Better Life.

SOURCE: SOLUTIA INC.

ST. LOUIS

1/25/05



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